Exhibit 10.2

EXECUTION COPY
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                          SUBSIDIARY GUARANTY AGREEMENT



                            Dated as of April 2, 2007


  Re: $45,000,000 Series 2007-A Adjustable Fixed Rate Guaranteed Senior Notes,
                          Tranche 1, due April 2, 2017,
   $30,000,000 Series 2007-A Adjustable Floating Rate Guaranteed Senior Notes,
                          Tranche 2, due April 2, 2017
                                       and
                                Additional Notes
                                       of
                         AMCOL International Corporation


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

                                TABLE OF CONTENTS

SECTION                             HEADING                          PAGE
---------    ------------------------------------------------------  ----
SECTION 1.   Definitions ..........................................     2

SECTION 2.   Guaranty of Notes and Note Purchase Agreement ........     2

SECTION 3.   Guaranty of Payment and Performance ..................     3

SECTION 4.   General Provisions Relating to the Guaranty ..........     4

SECTION 5.   Representations and Warranties of the Guarantors .....     9

SECTION 6.   Amendments, Waivers and Consents .....................    11

SECTION 7.   Notices ..............................................    12

SECTION 8.   Miscellaneous ........................................    12

Exhibit A -- Guaranty Supplement
Exhibit B -- Guaranty Accession Agreement

                          SUBSIDIARY GUARANTY AGREEMENT

  Re: $45,000,000 Series 2007-A Adjustable Fixed Rate Guaranteed Senior Notes,
                          Tranche 1, due April 2, 2017,
   $30,000,000 Series 2007-A Adjustable Floating Rate Guaranteed Senior Notes,
                          Tranche 2, due April 2, 2017
                                       and
                                Additional Notes
                                       of
                         AMCOL International Corporation

                                   ----------

         This SUBSIDIARY GUARANTY AGREEMENT dated as of April 2, 2007 (this "Guaranty") is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a "Guaranty Supplement") (which parties are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors").

                                    RECITALS

         A. Each Guarantor is a direct or indirect Subsidiary of AMCOL International Corporation, a corporation organized under the laws of the State of Delaware (the "Company").

         B. The Company has entered into a Note Purchase Agreement dated as of April 2, 2007 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement") between the Company and each of the institutional investors named on Schedule A attached thereto (the "2007-A Note Purchasers"), providing for, among other things, the issue and sale by the Company to the 2007-A Note Purchasers of $75,000,000 aggregate principal amount of its Series 2007-A Guaranteed Senior Notes consisting of (a) $45,000,000 aggregate principal amount of its Series 2007-A Adjustable Fixed Rate Guaranteed Senior Notes, Tranche 1, due April 2, 2017 (the "Tranche 1 Notes") and (b) $30,000,000 aggregate principal amount of its Series 2007-A Adjustable Floating Rate Guaranteed Senior Notes, Tranche 2, due April 2, 2017 (the "Tranche 2 Notes"; the Tranche 2 Notes together with the Tranche 1 Notes are collectively referred to herein as the "Series 2007-A Notes").

         C. Pursuant to the Note Purchase Agreement, the Company may, from time to time, issue one or more additional Series (as hereinafter defined) of its unsecured promissory notes ("Additional Notes," and collectively with the Series 2007-A Notes, the "Notes") to purchasers ("Additional Purchasers") pursuant to a supplement (a "Supplement"), provided that the aggregate principal amount of Additional Notes issued pursuant to Supplements in accordance with the terms of Section 2.2 of the Note Purchase Agreement shall not exceed $225,000,000. In connection with the issuance of each Series of Additional Notes, the Guarantors will execute and deliver a Guaranty Accession Agreement in the form attached hereto as Exhibit B confirming that such Series of Additional Notes constitutes Notes hereunder and are entitled to the benefits hereof. The 2007-A Note Purchasers and the Additional Purchasers together with their respective successors and assigns are collectively referred to herein as the "Holders."

         D. The 2007-A Note Purchasers have required as a condition of their purchase of the Series 2007-A Notes and it is a condition of each Additional Purchaser's purchase of Additional Notes that the Company cause each of the undersigned to enter into this Guaranty and, as set forth in Section 9.9 of the Note Purchase Agreement, to cause certain other Subsidiaries to enter into a Guaranty Supplement, and the Company has agreed to cause each of the undersigned to execute this Guaranty and to cause each such other Subsidiary to execute a Guaranty Supplement, in each case in order to induce the 2007-A Note Purchasers and Additional Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to the Company for the purposes described in Section 5.14 of the Note Purchase Agreement or in the case of any Additional Notes, for the purposes described in the related Supplement.

         NOW, THEREFORE, as required by Section 4.10 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1.       DEFINITIONS.

         Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless defined herein or the context shall otherwise require.

SECTION 2.       GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

         (a) Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, Prepayment Premium, if any, Breakage Amount, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent permitted by applicable law, interest due on overdue payments of principal, Make-Whole Amount, if any, Prepayment Premium, if any, Breakage Amount, if any, or interest at the rate set forth in the Notes) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement (including any Supplement) and (3) the full and prompt payment, upon demand by any Holder of all reasonable costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement (including any Supplement) or under this Guaranty or in any consultation or action in connection therewith or herewith.

         (b) To the extent that any Guarantor shall make a payment hereunder (a "Payment") which, taking into account all other Payments previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment in the same proportion as such Guarantor's Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) of all of the Guarantors in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Guarantor against any other Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and under each Supplement and by the Guarantors of their obligations under this Guaranty and the Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and under each Supplement and of the Guarantors under this Guaranty have been satisfied

         As of any date of determination, (1) the "Allocable Amount" of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the "Aggregate Allocable Amount" shall be equal to the sum of each Guarantor's Allocable Amount.

         This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

         Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

SECTION 3.       GUARANTY OF PAYMENT AND PERFORMANCE.

         This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not merely of collection) and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement (including any Supplement) be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

         The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4.       GENERAL PROVISIONS RELATING TO THE GUARANTY.

         (a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

               (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Purchase Agreement, any Supplement, any other agreement or waive this Guaranty; or

               (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

               (3) settle, adjust or compromise any claim of the Company against any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

         Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

         (b) Each Guarantor hereby waives, to the fullest extent permitted by law:

               (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

               (2) notice of the issuance of any Additional Notes pursuant to the Note Purchase Agreement or any Supplement thereto;

               (3) demand of payment by any Holder from the Company or any other Person (including, without limitation, any other Guarantor) indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

               (4) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

         The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

         (c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect irrespective of:

               (1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement, any Supplement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreement, any Supplement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement, any Supplement or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

               (2) any default, failure or delay, willful or otherwise, in the performance by the Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement; or

               (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company, any Guarantor or any other Person or in respect of the property of the Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Company, any Guarantor or any other Person; or

               (4) impossibility or illegality of performance on the part of the Company, any Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement; or

               (5) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

               (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement, any Supplement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

               (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement; or

               (8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

               (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement or failure to resort for payment to the Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

               (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement, any Supplement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

               (11) the failure to execute a Guaranty Accession Agreement in connection with the issuance of any Series of Additional Notes; or

               (12) any merger or consolidation of the Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Company, any Guarantor or any other Person; or

               (13) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, Prepayment Premium, if any, Breakage Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement, any Supplement or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

               (14) any act or failure to act with regard to the Notes, the Note Purchase Agreement, any Supplement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

               (15) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, Prepayment Premium, if any, Breakage Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement or any Supplement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

         (d) All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

         (e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against the Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and each Supplement and by the Guarantors of their obligations under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and each Supplement and of the Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Company under the Note Purchase Agreement shall have been paid in cash in full and satisfied.

         (f) Each Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

         (g) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes and the Note Purchase Agreement and each Supplement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors' burden, any right to which each Guarantor hereby expressly waives.

         (h) If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Purchase Agreement (including any Supplement), and such Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, Prepayment Premium, if any, Breakage Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.

SECTION 5.       REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

         Each Guarantor represents and warrants to each Holder that:

         (a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, (2) the ability of the Guarantors, taken as a whole, to perform their obligations under this Guaranty or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a "Material Adverse Effect"). Such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

         (b) Each Subsidiary of such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary of such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (c) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (d) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational document or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

         (e) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be made or obtained by such Guarantor in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

         (f) (1) There are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor or any of its Subsidiaries (that are Restricted Subsidiaries) property of such Guarantor or any of its Subsidiaries (that are Restricted Subsidiaries) court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               (2) Neither such Guarantor nor any of its Subsidiaries (that are Restricted Subsidiaries) is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws, ERISA or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (g) Neither such Guarantor nor any of its Subsidiaries (that are Restricted Subsidiaries) is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         (h) Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

         (i) The obligations of such Guarantor under this Guaranty rank pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of such Guarantor including, without limitation, all obligations of such Guarantor under any guaranty of Debt of any other Person.

SECTION 6.       AMENDMENTS, WAIVERS AND CONSENTS.

         (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Guarantors shall be required in connection with the execution and delivery of a Guaranty Supplement or other addition of any additional Guarantor, and each Guarantor, by its execution and delivery of this Guaranty (or Guaranty Supplement) consents to the addition of each additional Guarantor. No consent of the Holders or the Guarantors shall be required in connection with the issuance and sale of Additional Notes, and each Guarantor, by its execution and delivery of this Guaranty (or Guaranty Supplement) consents to the issuance of Additional Notes pursuant to the Note Purchase Agreement.

         (b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Guarantors will deliver executed copies of each executed Guaranty Supplement to each Holder promptly following the date on which it is executed.

         (c) No Guarantor will directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

         (d) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

         (e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their Affiliates shall be deemed not to be outstanding.

SECTION 7.       NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (b) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

               (1) if to a 2007-A Note Purchaser or Additional Purchaser or its nominee, to such 2007-A Note Purchaser or Additional Purchaser or its nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement or Supplement, as appropriate, or at such other address as such 2007-A Note Purchaser or Additional Purchaser or its nominee shall have specified to any Guarantor or the Company in writing,

               (2) if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

               (3) if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of the Chief Financial Officer or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 7 will be deemed given only when actually received.

SECTION 8.       MISCELLANEOUS.

         (a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its
Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

         (b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a 2007-A Note Purchaser, on Schedule A to the Note Purchase Agreement, and in the case of a Holder that is an Additional Purchaser, on Schedule A to the corresponding Supplement or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors or the Company on behalf of the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

         (c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         (d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

         (e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If any Guarantor enters into any consolidation or merger, pursuant to which such Guarantor is not the surviving entity (the "Successor Corporation"), the Successor Corporation shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

         (f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         (g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         (h) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (i) Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in
Section 8(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

         (j) Nothing in Section 8(h) or 8(i) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         (k) EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of the date first written above.


                                                AMERI-CO LOGISTICS, INC.


                                                By:    /s/ Gary L. Castagna
                                                       -------------------------
                                                Name:  Gary L. Castagna
                                                Title: Treasurer


                                                AMERICAN COLLOID COMPANY


                                                By:    /s/ Gary L. Castagna
                                                       -------------------------
                                                Name:  Gary L. Castagna
                                                Title: Treasurer


                                                COLLOID ENVIRONMENTAL
                                                 TECHNOLOGIES COMPANY


                                                By:    /s/ Gary L. Castagna
                                                       -------------------------
                                                Name:  Gary L. Castagna
                                                Title: Treasurer


                                                AMCOL SPECIALTIES HOLDINGS, INC.


                                                By:    /s/ Gary L. Castagna
                                                       -------------------------
                                                Name:  Gary L. Castagna
                                                Title: Treasurer


                                                CETCO OILFIELD SERVICES COMPANY


                                                By:    /s/ Gary L. Castagna
                                                       -------------------------
                                                Name:  Gary L. Castagna
                                                Title: Treasurer

                                    Exhibit B
                             (to Guaranty Agreement)